UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2020

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2020, the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) approved and adopted the amendment and restatement of the Company’s existing Amended and Restated By-Laws (as amended and restated, the “2020 Amended and Restated By-Laws”) to implement proxy access.

The 2020 Amended and Restated By-Laws permit a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two nominees or 20% of the Board. The stockholders’ proxy access rights are subject to the satisfaction of conditions and other requirements by the stockholders and the director nominees as specified in the 2020 Amended and Restated By-Laws. The amendment and restatement took effect upon approval and adoption by the Board.

The foregoing summary of the 2020 Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the 2020 Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated By-Laws of Compass Minerals International, Inc., effective as of December 26, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: December 30, 2020	By:	/s/ James D. Standen
Name: James D. Standen
Title: Chief Financial Officer